UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2012

 FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On October 31, 2012, Fifth & Pacific Companies, Inc.’s (the “Company”) wholly-owned subsidiary Kate Spade, LLC (“Kate Spade”), through its own wholly-owned Japanese subsidiary KSJ Co., Ltd., a Japanese kabushiki kaisha, acquired the 51% interest (the “Kate Spade Japan Buyout”) held by Sanei International Co., Ltd, a Japanese kabushiki kaisha (“Sanei”) in Kate Spade Japan Co., Ltd. (“Kate Spade Japan”).  Kate Spade Japan was a joint venture that was formed between Sanei and Kate Spade in August 2009. Kate Spade Japan operated the Kate Spade and Jack Spade businesses in Japan, and Kate Spade will continue to operate such businesses in Japan though its Japanese subsidiary.

The purchase price for the Kate Spade Japan Buyout, including debt repayment, related transaction fees and use of Kate Spade Japan’s cash on hand, was $47.6 million. Kate Spade is also required, during the fourth quarter, to make a post-closing asset adjustment payment to Sanei in conjunction with the Kate Spade Japan Buyout, and the Company does not expect any such post-closing payment to be material.

For Kate Spade Japan’s fiscal year ended August 31, 2012, Kate Spade Japan’s net sales were approximately $88 million, an increase from the prior fiscal year of 20% on local currency basis, with an adjusted operating margin (operating margin adjusted to exclude the impact from unusual adjustments recorded in 2012) in the high single digits and adjusted EBITDA margin (adjusted EBITDA defined as adjusted operating margin excluding depreciation and amortization), in the low double digits, calculated at an exchange rate of ¥78.83 to US$1.00.  Kate Spade Japan distributes its products mainly through 53 points of sale including department store concessions and e-commerce. These direct to consumer channels made up over 90% of total net sales for the twelve months ending August 31, 2012. The Company intends to realize synergies from the Kate Spade Japan Buyout by leveraging its global retail expertise with Kate Spade Japan’s continued growth and its strategic marketing and sales positions in the rest of Asia.  The Company does not expect the Kate Spade Japan Buyout to have a material impact on the Company’s adjusted EBITDA for 2012.  Further details are contained in the Company’s press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: October 31, 2012	By:	/s/ George M. Carrara
	Name:	George M. Carrara
	Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated October 31, 2012.